Exhibit 5(a)

                                     FORM OF
                              MANAGEMENT AGREEMENT


     MANAGEMENT AGREEMENT, dated as of ____________, 1996 between SELIGMAN PORTFOLIOS, INC., a Maryland corporation (the "Corporation"), on behalf of Seligman Henderson Global Growth Opportunities Portfolio and Seligman Henderson Global Technology Portfolio (the "Portfolios"), and J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Manager").

WHEREAS, the Corporation is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Corporation desires to retain the Manager to render or contract to obtain as hereinafter provided investment management services to the Corporation, and to administer the business and other affairs of the Corporation and the Manager is willing to render such services;

Now, therefore, in consideration of the mutual agreements herein made, the parties hereto agree as follows:

     1. DUTIES OF THE MANAGER. The Manager shall, subject to the control of the Board of Directors of the Corporation, manage the affairs of each Portfolio and agrees to provide the services described in this Agreement on the terms set forth herein. The Manager will enter into an agreement dated the date hereof (the "Subadvisory Agreement") with Seligman Henderson Co. (the "Subadviser") pursuant to which the Subadviser will provide each Portfolio with investment management services, including investment research, advice and supervision, determining which securities shall be purchased or sold by each Portfolio, making purchases and sales of securities on behalf of each Portfolio and determining how voting and other rights with respect to securities of each Portfolio shall be exercised, subject in each case to the control of the Board of Directors of the Corporation and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus of the Corporation and the requirements of the 1940 Act and other applicable law. The Manager will continue to have responsibility for investment management services provided under the Subadvisory Agreement. In the event the Subadviser ceases to provide such investment management services to the Corporation, they shall be provided by the Manager or by such other form as may be selected by the Corporation and approved in accordance with applicable requirements. In connection with the performance of its duties hereunder, the Manager shall provide such office space, such bookkeeping, accounting, internal legal, clerical, secretarial and administrative services exclusive of, and in addition to, any such services provided by any others retained by the Corporation) and such executive and other personnel as shall be necessary for the operations of the Portfolios. The Corporation understands that the Manager also acts as the manager of all of the investment companies in the Seligman Group.

     Subject to Section 36 of the 1940 Act, the Manager shall not be liable to the Corporation for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Portfolios and the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

     2. EXPENSES. The Manager shall pay all of its expenses arising from the performance of its obligations under Section 1 including the fee of the Subadviser, and, shall pay any salaries, fees and expenses of the directors of the Corporation who are employees of the Manager or its affiliates. The Manager shall not be required to pay any other expenses of the Corporation or the Portfolios, including, but not limited to, direct charges relating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of corporate data processing and related services, shareholder recordkeeping and shareholder account services, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders' meetings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Corporation who are not employees of the Manager or its affiliates, membership dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses.

     3. COMPENSATION. (a) As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to Section 1, each Portfolio will pay to the Manager promptly after the end of each month a fee, calculated on each day during such month at the annual rate of 1.00% of the average daily net assets attributable to the Portfolio.

     (b) If the Manager shall serve hereunder for less then the whole of any month, the fee hereunder shall be prorated.

     4. PURCHASE AND SALE OF SECURITIES. The Manager or, pursuant to the Subadvisory Agreement, the Subadviser shall purchase securities from or through

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and sell securities to or through such persons, brokers or dealers (including the Manager or an affiliate of the Manager) as the Manager and the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and Prospectus(es) of the Corporation or as the Board of Directors of the Corporation may direct from time to time. In providing the Portfolios with investment management and supervision, it is recognized that the Manager or the Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Manager or the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board of Directors of the Corporation may direct or authorize from time to time.

     Notwithstanding the above, it is understood that it is desirable for the Portfolios that the Manager and the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Portfolios than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Manager and the Subadviser are authorized to place orders for the purchase and sale of securities for the Portfolios with such brokers, subject to review by the Corporation's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager and the Subadviser in connection with their services to other clients as well as the Portfolios.

     The placing of purchase and sale orders may be carried out by the Manager or the Subadviser or any wholly-owned subsidiary of the Manager.

     If, in connection with purchases and sales of securities for the Portfolios, the Manager or any subsidiary of the Manager may, without material risk, arrange to receive a soliciting dealer's fee or other underwriter's or dealer's discount or commission, the Manager shall, unless otherwise directed by the Board of Directors of the Corporation, obtain such fee, discount or commission and the amount thereof shall be applied to reduce the compensation to be received by the Manager pursuant to Section 3 hereof.

     Nothing herein shall prohibit the Board of Directors of the Corporation from approving the payment by the Portfolios of additional compensation to others for consulting services, supplemental research and security and economic analysis.

     5. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until December 31, 1998, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act if the Manager

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

shall not have notified the Portfolios in writing at least 60 days prior to such December 31 or prior to December 31 of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time with respect to one or both Portfolis, without payment of any penalty by the Corporation, on 60 days' written notice to the Manager by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act). The failure of the Board of Directors of the Corporation or holders of securities of one Portfolio to approve the continuance of this Agreement with respect to one Portfolio, shall be without prejudice to the effectiveness of this Agreement with respect to the other Portfolio. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act).

     6. RIGHT OF MANAGER IN CORPORATE NAME. The Manager and the Corporation each agree that the word "Seligman", which comprises a component of the Corporation's and both Portfolios' names, is a property right of the Manager. Each Portfolio agrees and consents that (i) it will only use the word "Seligman" as a component of its corporate name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the word "Seligman" for any purpose,
(iii) the Manager or any corporate affiliate of the Manager may use or grant to others the right to use the word "Seligman", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, and at the request of the Manager, the Corporation and the Portfolio will take such action as may be required to provide its consent to the use of the word "Seligman", or any combination or abbreviation thereof, by the Manager or any corporate affiliate of the Manager, or by any person to whom the Manager or an affiliate of the Manager shall have granted the right to such use; and
(iv) upon the termination of any management agreement into which the Manager and the Corporation may enter, the Corporation and the Portfolio shall, upon request by the Manager, promptly take such action, at its own expense, as may be necessary to change its corporate name to one not containing the word "Seligman" and following such change, shall not use the word Seligman, or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Manager may request to effect the foregoing and to reconvey to the Manager any and all rights to such word.

     7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

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

     IN WITNESS WHEREOF, the Corporation on behalf of the Portfolios and the Manager have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                       SELIGMAN PORTFOLIOS, INC.



                                       BY _________________________________




                                       J. & W. SELIGMAN & CO.  INCORPORATED



                                       BY _________________________________


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                                                                    Exhibit 5(b)

                                     FORM OF
                              SUBADVISORY AGREEMENT


SUBADVISORY AGREEMENT, dated as of ____________, 1996 between J. & W. SELIGMAN & CO. INCORPORATED, a Delaware Corporation (the "Manager") and SELIGMAN HENDERSON CO., a New York general partnership (the "Subadviser").

WHEREAS, the Manager has entered into a Management Agreement dated ____________, 1996 (the "Management Agreement") with Seligman Portfolios, Inc. (the "Corporation"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of the Seligman Henderson Global Growth Opportunities Portfolio and the Seligman Henderson Global Technology Portfolio of the Corporation (the "Portfolios"), pursuant to which the Manager will render or contract to obtain as hereinafter provided investment management services to each Portfolio, and to administer the business and other affairs of each Portfolio; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment management services to each Portfolio, and the Subadviser is willing to render such investment management services.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. DUTIES OF THE SUBADVISER. The Subadviser will provide each Portfolio with investment management services, including investment research, advice and supervision, determining which securities shall be purchased or sold by each Portfolio, making purchases and sales of securities on behalf of each Portfolio and determining how voting and other rights with respect to securities of each Portfolio shall be exercised, subject in each case to the control of the Board of Directors of the Corporation and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus(es) of the Corporation and the requirements of the 1940 Act and other applicable law.

     Subject to Section 36 of the 1940 Act, the Subadviser shall not be liable to the Corporation for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Corporation and the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

     2. EXPENSES. The Subadviser shall pay all of its expenses arising from the performance of its obligations under Section 1.

     3. COMPENSATION. (a) As compensation for the services performed and the facilities personnel provided by the Manager pursuant to Section 1, the Manager will pay to the Subadviser each month a fee, calculated on each day during such month, at an annual rate .90% of each Portfolios' average daily net assets.

     (b) If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated,

     4. PURCHASE AND SALE OF SECURITIES. The Subadviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and Prospectus(es) of the Corporation or as the Board of Directors of the Corporation may direct from time to time. In Providing the Portfolios with investment management and supervision, it is recognized that the Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board of Directors of the Corporation may direct or authorize from time to time.

     Notwithstanding the above, it is understood that it is desirable for the Portfolios that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Portfolios than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Portfolios with such brokers, subject to review by the Corporation's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Portfolios.

     If, in connection with purchases and sales of securities for the Portfolios, the Subadviser may, without material risk, arrange to receive a soliciting dealer's fee or other underwriter's or dealer's discount or commission, the Subadviser shall, unless otherwise directed by the Board of Directors of the Corporation, obtain such fee, discount or commission and the amount thereof shall be applied to reduce the compensation to be received by the Subadviser pursuant to Section 3 hereof.

     Nothing herein shall prohibit the Board of Directors of the Corporation from approving the payment by the Portfolios of additional compensation to others for consulting services, supplemental research and security and economic analysis.

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

     5. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until December 31, 1996, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such December 31 or prior to December 31 of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by the Corporation, on 60 days written notice to the Subadviser by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act). The failure of the Board of Directors of the Corporation or holders of securities of one Portfolio to approve the continuance of this Agreement with respect to one Portfolio, shall be without prejudice to the effectiveness of this Agreement with respect to the other Portfolio. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act) or upon termination of the Management Agreement.

     6. AMENDMENTS. This Agreement may be amended by consent of the parties hereto provided that the consent of the Corporation is obtained in accordance with the requirements of the 1940 Act.

     7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.


     IN WITNESS WHEREOF, the Manager and the Subadviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                       J. & W. SELIGMAN & CO. INCORPORATED



                                       BY: __________________________________



                                       SELIGMAN HENDERSON CO.



                                       BY: __________________________________


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